UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): October 3, 2011


                               CEL-SCI CORPORATION
                    ---------------------------------------
             (Exact name of Registrant as specified in its charter)



          Colorado                      0-11503                 84-0916344
----------------------------    ------------------------   --------------------
(State or other jurisdiction     (Commission File No.)     (IRS Employer
of incorporation)                                          Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
              ----------------------------------------------------
          (Address of principal executive offices, including Zip Code)



             Registrant's telephone number, including area code: (703) 506-9460
                                                                 --------------


                                       N/A
                        --------------------------------
          (Former name or former address if changed since last report)



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Item 1.01   Entry Into a Material Definitive Agreement

     On October 3, 2011 CEL-SCI Corporation sold 13,333,334 shares of its common stock to a group of private investors for $4,000,000 or $0.30 per share. The investors also received Series F warrants which entitle the investors to purchase up to 12,000,000 shares of CEL-SCI's common stock. The Series F warrants may be exercised at any time prior to October 6, 2014 at a price of $0.40 per share.

     CEL-SCI has agreed to pay Chardan Capital Markets, LLC, the placement agent for this offering, a cash commission of $140,000, as well as 666,667 Series G warrants. Each Series G warrant entitles the holder to purchase one share of CEL-SCI's common stock. The Series G warrants may be exercised at any time prior to August 12, 2014 at a price of $0.40 per share.

     CEL-SCI has filed with the Securities and Exchange Commission a prospectus supplement to its shelf Registration Statement on Form S-3 registering the shares of common stock and warrants sold to the private investors.

     The transaction closed on October 6, 2011.

     Roth Capital Partners served as the financial advisor to CEL-SCI for this transaction.

Item 9.01   Financial Statements and Exhibits

      Exhibit Number          Description
      --------------          -----------

         5                    Opinion of Counsel

         10(aa)               Securities   Purchase   Agreement,   together
                              with schedule required by Instruction 2 to Item 601 of Regulation S-K, and the form of the Series F warrant, which is an exhibit to the Securities Purchase Agreement.

         10(bb)               Placement Agent Agreement

         23(a)                Consent of Attorneys



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 6, 2011              CEL-SCI CORPORATION



                                    By:/s/ Geert R. Kersten
                                       --------------------------------------
                                       Geert R. Kersten, Chief Executive Officer

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